UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

__________

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 8, 2013, SED International Holdings, Inc. (the “Company”) terminated the engagement of Cohn Reznick LLP as its independent registered public accounting firm effective immediately. The Audit Committee of the Company approved such termination.

After assuming control of the Company’s Board of Directors on October 17, 2013, the new Board was informed that employees of the Company may have been providing false information to a significant vendor of the Company to obtain rebates from the vendor for a period of at least two years. The new Board has been undertaking an investigation of this matter with the assistance of outside legal counsel and a forensic accounting firm. The Company’s investigation is ongoing, and it has not yet determined all of the Company employees and officers who may have been involved in or may have directed the false reporting or whether the Company will be required to restate its historical financial statements. Currently, the Company believes that the amount of the rebates received by the Company but not earned totals approximately $2.16 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Executive Chairman of the Board

Date: November 12, 2013